EXHIBIT A

[Form of Face of Receipt]

THE OFFERING OF THE AMERICAN DEPOSITARY SHARES WAS NOT REGISTERED WITH THE CAPITAL MARKETS BOARD OF THE MINISTRY OF FINANCE AND CUSTOMS OF THE REPUBLIC OF TURKEY UNDER THE PROVISIONS OF LAW NO. 2499 OF THE REPUBLIC OF TURKEY RELATING TO CAPITAL MARKETS.  NO OFFERING MATERIAL RELATED TO THE OFFERING OF THE AMERICAN DEPOSITARY SHARES WAS UTILIZED IN CONNECTION WITH ANY GENERAL CALL TO THE PUBLIC WITHIN THE REPUBLIC OF TURKEY FOR THE PURPOSES OF THE SALE OF AMERICAN DEPOSITARY SHARES.

OWNERS AND HOLDERS OF THE AMERICAN DEPOSITARY SHARES EVIDENCED BY THIS AMERICAN DEPOSITARY RECEIPT WILL NOT BE ENTITLED TO INSTRUCT THE DEPOSITARY AS TO THE EXERCISE OF VOTING RIGHTS ASSOCIATED WITH THE SHARES OF COMMON STOCK REPRESENTED HEREBY UNLESS A CHANGE IN TURKISH LAW PERMITS THE DEPOSITARY AND AMERICAN DEPOSITARY SHARE OWNERS AND HOLDERS TO EXERCISE VOTING RIGHTS WITHOUT REGISTRATION.  THE DEPOSITARY IS UNDER NO OBLIGATION TO EFFECT SUCH REGISTRATION.

AMERICAN DEPOSITARY SHARES (Each American Depositary Share represents 2000 deposited Shares)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR SHARES OF COMMON STOCK IN REGISTERED FORM
NOMINAL VALUE 500 LIRA PER SHARE OF
TURKIYE GARANTI BANKASI A.Ş.
(ORGANIZED UNDER THE LAWS OF THE REPUBLIC OF TURKEY)

The Bank of New York as depositary (hereinafter called the "Depositary"), hereby certifies that                                            , or registered assigns IS THE OWNER OF

 AMERICAN DEPOSITARY SHARES

representing deposited shares of Common Stock in registered form, nominal value 500 Lira per share (herein called "Shares"), of Turkiye Garanti Bankasi A.Ş., organized under the laws of the Republic of Turkey (herein called the "Company").  At the date hereof, each American Depositary Share represents 2000 Shares deposited or subject to deposit under the deposit agreement at the Istanbul, Turkey, office of Garanti Yatirim ve Ticaret A.Ş. (herein called the "Custodian").  The Depositary's Corporate Trust Office is located at a different address than its principal executive office.  Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK, N.Y. 10286

1.

THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of June 9, 1995, as amended and restated as of March 2, 2000 (herein called the "Deposit Agreement"), by and among the Company, the Depositary, and all Owners and holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Owners and holders of the Receipts and the rights and duties of the Depositary in respect or in lieu of the Shares deposited or deemed to be deposited thereunder and any and all other securities, property and cash from time to time received in respect or in lieu of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities").  Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

This Receipt shall bear a CUSIP number that is different from any CUSIP number that is or may be assigned to any Rule 144A ADSs evidenced by Rule 144A ADRs issued by the Depositary pursuant to the Rule 144A Deposit Agreement.

If applicable, this Receipt shall bear an ISIN number that is different from any ISIN number that is or may be assigned to any Rule 144A ADSs evidenced by Rule 144A ADRs issued by the Depositary pursuant to the Rule 144A Deposit Agreement.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2.

SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Subject to the terms and conditions of the Deposit Agreement, upon (i) receipt by the Depositary at its Corporate Trust Office of written instructions from DTC or DTC's nominee on behalf of any Beneficial Owner, if the book-entry settlement system of DTC is then available for the Book-Entry ADSs, or (ii) surrender at the Corporate Trust Office of the Depositary of a Receipt evidencing Book-Entry ADSs or Physical ADSs, if (x) such surrender is subsequent to the Effective Time or (y) the book-entry settlement system of DTC shall have become unavailable for Book-Entry ADSs, in either case for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt or representing such person's beneficial interest in  Book-Entry ADSs represented by the Master ADR, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.09 of the Deposit Agreement (which may be waived by agreement between the Depositary and the Company in the case of Shares which are to be deposited pursuant to the terms and conditions of the Rule 144A Deposit Agreement) and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Deposit Agreement, the Articles and the Deposited Securities, the Owner of this Receipt acting for itself or on behalf of the Beneficial Owner or DTC participant, as the case may be, is entitled to delivery, to him or upon his order, as permitted by applicable law, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt or such beneficial interest.  Delivery of such Deposited Securities may be made, as permitted by applicable law, by the delivery of (x) (i) certificates in the name of such Owner or as ordered by him or certificates properly endorsed or accompanied by a proper instrument or instruments of transfer to such Owner or as ordered by him or (ii) certificates with a form of transfer executed in blank and (y) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him.  It is agreed that ownership or co-ownership of such Shares and/or Deposited Securities  with a  transfer executed in blank shall pass on from the Depositary to the Owner or as ordered by him upon delivery of such Shares and/or other Deposited Securities.  Such delivery shall be made, as hereinafter provided, without unreasonable delay.

Notwithstanding the foregoing, prior to the Effective Time (or such other date as may be determined by the Company and the Depositary, in accordance with applicable law), no Deposited Securities may be withdrawn upon receipt of written instructions from DTC or DTC's nominee on behalf of any Beneficial Owner or upon the surrender of this Receipt, as the case may be, unless at or prior to the time of surrender, the Depositary shall have received a duly executed and completed written certification and agreement ("Withdrawal and Transfer Certificate"), in substantially the form attached to the Deposit Agreement as Annex II, by or on behalf of the person surrendering such Receipt who after such withdrawal will be the beneficial owner of such Deposited Securities.

Prior to the Effective Time, no Owner may transfer American Depositary Shares or Shares represented thereby to, or for the account of, a qualified institutional buyer as defined in Rule 144A ("QIB") unless such Owner (i) withdraws such Shares in accordance with Section 2.05 of the Deposit Agreement and (ii) instructs the Depositary to deliver the Shares so withdrawn  to the account of the custodian under the Rule 144A Deposit Agreement for issuance thereunder of Rule 144A ADSs to or for the account of such QIB.  Issuance of such Rule 144A ADSs shall be subject to the terms and conditions of the Rule 144A Deposit Agreement including with respect to the deposit of Shares and the issuance of Rule 144A ADSs, including delivery of the duly executed and completed written certificate and agreement required under Section 2.02 of the Rule 144A Deposit Agreement, by or on behalf of the person who will be the beneficial owner of such Rule 144A ADRs, representing that such person is a QIB and agreeing that it will comply with the restrictions on transfer set forth in the Rule 144A Deposit Agreement and to payment of the fees, charges and taxes provided therein.

A Receipt surrendered under Section 2.05 of the Deposit Agreement may be required by the Depositary to be properly endorsed in blank or accompanied by a proper instrument or instruments of transfer in blank, and if the Depositary so requires, the Owner hereof or the Beneficial Owner of an interest as to which withdrawal instructions have been given, as the case may be, shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order, as permitted by applicable law.  Thereupon the Depositary shall direct the Custodian to deliver at the Istanbul, Turkey, office of the Custodian, subject to Sections 2.06, 3.01 and 3.02 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement and the Articles, to or upon the written order of the person or persons designated in the order delivered to the Depositary if so required by the Depositary and as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by this Receipt or such beneficial interest, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt or such beneficial interest, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering this Receipt, or Beneficial Owner submitting such written instructions for delivery and for the account of such Owner, the Depositary shall direct the Custodian to transfer or forward any cash, rights or other property other than rights comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt or beneficial interest to the Depositary for delivery at the Corporate Trust Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such owner, by cable, telex or facsimile transmission.

Notwithstanding the foregoing, each Owner acknowledges that, and each of the Depositary and the Custodian agrees that, prior to the Effective Time, neither the Custodian nor the Depositary will make any actual delivery of Shares to any Owner at an address within the United States (as defined under Regulation S).

The Company represents and warrants that there are no restrictions under the Turkish exchange control laws in force as of the date of the Deposit Agreement that are applicable to the transfer of dividends or any other rights, other than the restrictions on the right to participate in Board of Directors' or stockholders' meetings, or exercise voting rights with respect to Shares, in the absence of registration with the appropriate authorities in Turkey, which registration has not been made, arising out of the acquisition, holding or disposal of Shares withdrawn upon the surrender of this Receipt or to the receipt of Lira upon disposal of such Shares or to the conversion by or on behalf of any person that has withdrawn Shares of any such amounts denominated in Lira into any other currency, provided that any acquisition or disposition of such Shares is effected through a bank or broker authorized by the Turkish Capital Markets Board.

3.

TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, without unreasonable delay, upon surrender of this Receipt properly endorsed or accompanied by a proper instrument or instruments of transfer (including, in the case of any Receipt in physical, certificated form, the due execution and completion of any endorsements appearing thereon relating to compliance with restrictions applicable to the transfer thereof), and duly stamped as may be required by the laws of the State of New York and of the United States and of Turkey, and subject to the payment of funds sufficient to pay any applicable transfer taxes and subject to the payment of the fees and expenses of the Depositary.  This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or transfer or withdrawal of any Deposited Securities, or adjustment of the Depositary's records to reflect the deposit of Shares or any such transfer, split-up, combination, surrender or withdrawal, the Depositary, the Company, the Custodian, or the Registrar may require payment from the Owner, the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax, duty or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge or fee with respect to the Shares being deposited or  withdrawn) and payment of any applicable fees as provided in the Deposit Agreement or this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt.

The delivery of Receipts against deposits of Shares generally or against or in order to reflect deposits of particular Shares may be suspended, or deposits of Shares may be withheld, or the registration of transfer of Receipts in particular instances may be withheld, or the registration of transfer of outstanding Receipts, their split-up or combination or the receipt of written instructions from any person having a beneficial interest in Book-Entry ADSs represented by the Master ADR for the purpose of withdrawal of Deposited Securities, may be suspended generally or in particular instances, during any period when the transfer books of the Depositary or the Company or the Foreign Registrar, if applicable, are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or the provisions of or governing Deposited Securities, or any securities exchange on which the Receipts or Shares are listed, any meeting of shareholders or any payment of dividends or for any other reason.  Notwithstanding anything to the contrary in the Deposit Agreement, subsequent to the Effective Time, Owners will be entitled to withdraw Deposited Securities subject only to the conditions set forth in paragraph IA(1) of the General Instructions (or any successor provisions thereto), as in effect from time to time, to Form F-6 as prescribed by the Commission under the Securities Act.  Without limiting the foregoing, at or after the Effective Time, Shares which the Depositary believes have been withdrawn from a restricted American depositary receipt facility established or maintained by a depositary bank (including any such other facility maintained by the Depositary pursuant to the Rule 144A Deposit Agreement) may be accepted for deposit under the Deposit Agreement only if such Shares have been acquired in a transaction (i) registered under the Securities Act, (ii) in accordance with Regulation S, or (iii) in accordance with Rule 144 under the Securities Act (if available), and the Depositary may, as a condition to accepting the deposit of such Shares under the Deposit Agreement, require the person depositing such Shares to provide the Depositary with a certificate in writing to the foregoing effect.

4.

LIABILITY OF OWNER FOR TAXES.

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to this Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, such tax or other governmental  charge will be payable by the Owner hereof to the Depositary.  The Depositary may refuse to effect registration of transfer of this Receipt or any transfer and withdrawal of Deposited Securities represented by American Depositary Shares evidenced by this Receipt until such payment is made, and may withhold any dividends or other distributions in respect of any Deposited Securities, or may sell for the account of the Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax, duty, or other governmental charge (and any taxes and expenses arising or incurred as a result of effecting any such sale) and the Owner hereof will remain liable for any deficiency.

5.

WARRANTIES OF DEPOSITORS.

Every person depositing Shares under the Deposit Agreement will be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, non-assessable, and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized to do so.  Every such person will also be deemed to represent and warrant that, except with respect to the Initial Deposit and any deposits by the Company permitted under the Deposit Agreement pursuant to Section 4.03, 4.04 or 4.09 of the Deposit Agreement, such person is not and will not become at any time while such person holds Receipts or any beneficial interest therein an affiliate of the Company.  In addition, every person depositing shares, taking delivery of or transferring Receipts or a beneficial interest therein, or surrendering Receipts or a beneficial interest therein and withdrawing Shares under the Deposit Agreement will also be deemed thereby (1) prior to the Effective Time to (a) have made the representations and warranties required pursuant to Section 2.02 of the Deposit Agreement, (b) acknowledge and agree that the Receipts, the American Depositary Shares evidenced thereby and the Shares represented thereby have not been registered under the Securities Act and may not be offered, sold, pledged or otherwise transferred except (i) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act  or (ii) to a person whom the seller reasonably believes is a qualified institutional buyer as defined in Rule 144A ("QIB") in a transaction meeting the requirements of Rule 144A, in each case in accordance with any applicable securities laws of any state of the United States and provided that in connection with any transfer under (ii) above, the transferor shall withdraw the Shares in accordance with the terms and conditions of the Deposit Agreement and instruct that such Shares be delivered to the custodian under the Rule 144A Deposit Agreement for issuance, in accordance with the terms and conditions thereof, of a Rule 144A ADSs to or for the account of such QIB, and (c) acknowledge and agree that there can be no assurance that a registration statement under the Securities Act relating to the Receipts will be filed or, if filed,  will be declared effective under the Securities Act by the Commission, and that there can be no assurance as to the timing of the filing of any such registration statement or the timing of the effectiveness thereof under the Securities Act, or (2) at or after the Effective Time, to (a) acknowledge and agree that the Shares have not been and will not be registered under the Securities Act and (b) represent and warrant that any such deposit, transfer or surrender or withdrawal and the offer and sale of the American Depositary Shares and the Shares represented thereby by such person in the United States are not restricted under the securities laws of the United States or any State of the United States.  All such representations and warranties will survive the deposit of such Shares and issuance of Receipts therefor.

6.

FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, proof of the identity of any person legally or beneficially interested in the Receipt and the nature of such interest, proof of compliance with all applicable laws and regulations and provisions of or governing Deposited Securities and the terms of the Deposit Agreement or such information relating to the registration on the books of the Company or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Foreign Registrar, if applicable, of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, as the Depositary or the Company may deem necessary or proper.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale of any dividend or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities underlying such Receipts until such proof or other information is filed or such certificates are executed or such representations and warranties made.  Upon the request of the Company, the Depositary will provide the Company, in a timely manner, with copies of all such certificates, proofs of citizenship or residence and such written representations and warranties provided to the Depositary under this Article 6 and Section 3.01 of the Deposit Agreement.  No Share will be accepted for deposit unless accompanied by evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of Turkey and any necessary approval has been granted by any governmental body in Turkey, if any, which is then performing the function of the regulation of currency exchange, including a certificate by or on behalf of the person depositing such Shares that there are no restrictions in the Turkish exchange control laws then in force that are applicable to the transfer to the Depositary of dividends or any other rights arising out of the  Depositary's acquisition, holding or disposal of such Shares within or outside Turkey or to the receipt of Turkish Lira upon disposal of such Shares or the conversion, by or on behalf of the Depositary of such amounts denominated in Turkish Lira into any other currency, other than the restrictions on the right to participate in the Board of Directors' or stockholders' meetings, or exercise voting rights with respect to Shares, in the absence of registration with the appropriate authorities in Turkey, which registration has not been made.  If required by the Depositary, Shares presented for deposit at any time will also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been registered may thereafter receive upon or in respect of such Deposited Securities, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

7.

CHARGES OF DEPOSITARY.

The Company has agreed to pay the fees and reasonable expenses of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary will present its statement for such charges and expenses to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges will be incurred by any party depositing or withdrawing Shares, except for the Initial Deposit of Shares under the Deposit Agreement, or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 of the Deposit Agreement) or by the Owner, whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Owners, (4) such expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to Section 4.05 of the Deposit Agreement, (5) a fee not in excess of $.05 per American Depositary Share (or portion thereof) for the issuance or surrender, respectively, of a Receipt, (6) a fee not in excess of $.02 per American Depositary Share (or portion  thereof) for any cash distribution made pursuant to the Deposit Agreement including, but not limited to Sections 4.01 through 4.04 thereof and, (7) a fee for, and the deduction of such fee from, the distribution of proceeds of sales of securities or rights pursuant to Sections 4.02 or 4.04 of the Deposit Agreement, respectively, such fee being in an amount equal to the fee for the issuance of American Depositary Shares referred to above which would have been charged as a result of the deposit by Owners of securities (for purposes of this clause (7) treating all such securities as if they were Shares) or Shares received in exercise of rights distributed to them pursuant to Sections 4.02 or 4.04 of the Deposit Agreement, respectively, but which securities or rights are instead sold by the Depositary, and the net proceeds distributed.

The Depositary, subject to Section 2.09 of the Deposit Agreement may own and deal in any class of securities of the Company and its affiliates and in Receipts.

8.

PRE-RELEASE OF RECEIPTS.

Notwithstanding Section 2.03 of the Deposit Agreement, but subject to the provisions of Section 2.09 of the Deposit Agreement, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement ("Pre-Release").  The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, owns the Shares or Receipts to be remitted, as the case may be, assigns all beneficial right, title and interest therein, to the Depositary in its capacity as such and for the benefit of the Owners, will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership, and will deliver such Shares or Receipts upon the Depositary's request (no evidence of ownership is required or time of delivery specified), (b) at all times fully collateralized (marked to market daily) with cash or United States government securities until such Shares are deposited, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.  For purposes of  enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction.  The Depositary may retain for its own account any compensation for the issuance of Shares or Receipts against such other rights to receive Shares, including without limitation earnings on the collateral securing such rights.

The Depositary shall require that, prior to the Effective Time, the person to whom any Pre-release is to be made pursuant to Section 2.09 of the Deposit Agreement deliver to the Depositary a duly executed and completed Depositor Certificate in substantially the form attached to the Deposit Agreement as Annex I.

9.

TITLE TO RECEIPTS; BOOK-ENTRY SYSTEM.

It is a condition of this Receipt and every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by a proper instrument or instruments of transfer and transferred in accordance with the terms of the Deposit Agreement, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement to any holder of this Receipt unless such holder is the Owner hereof.

The Company and the Depositary shall make application to DTC, Euroclear and Cedel for acceptance of the Book-Entry ADSs for their respective book-entry settlement systems.  Prior to the "Effective Time" as such term is defined in the Deposit Agreement, so long as the Book-Entry ADSs are eligible for book-entry settlement with DTC, Euroclear and Cedel, unless otherwise required by law, such Book-Entry ADSs representing the Shares deposited with the Custodian shall be represented by a Master ADR registered in the name of a nominee of DTC (initially expected to be Cede & Co.) and no person acquiring such Book-Entry ADSs shall receive or be entitled to receive physical delivery of certificated Receipts evidencing American Depositary Shares.  The Bank of New York or such other entity as is agreed with DTC may hold the Master ADR as custodian for DTC.  During any period in which Book-Entry ADSs are represented by the Master ADR, ownership of beneficial interests  in the Master ADR shall be shown on, and the transfer of such ownership shall be effected only through, records maintained by (i) DTC or its nominee (with respect to participants' interests) or (ii) institutions having accounts with DTC.  All references in the Deposit Agreement to issuance or delivery of Receipts shall be deemed to include, where applicable, adjustments in the records of the Depositary showing the number of Book-Entry ADSs evidenced by the Master ADR.  Subsequent to the Effective Time, the Company shall instruct the Depositary to cancel the Master ADR and to execute and deliver certificated Receipts to or upon the order of the  Owner of the Master ADR.

The Company has requested that DTC not effect any book-entry deliveries of the Book-Entry ADSs, except deliveries to or between DTC participant accounts maintained by the banks that act as depositaries for Cedel and Euroclear (the "Deliver Order Chill") until the Company delivers further instructions.  It is anticipated that the Company will request that DTC remove such Deliver Order Chill at the Effective Time (or such other date as may be determined by the Company or the Depositary in accordance with applicable law).

If, at any time when Book-Entry ADSs are represented by the Master ADR prior to the Effective Date, DTC ceases to make its book-entry settlement system available for the Book-Entry ADSs, the Company shall consult with the Depositary regarding other arrangements for book-entry settlement.  Only in the event that it is impracticable without undue effort or expense to continue to make the ADSs available in book-entry form as determined by the Company and the Depositary shall the Company instruct the Depositary to make Receipts evidencing Physical ADSs available to the Beneficial Owners in physical, certificated form, with such additions, deletions and modifications to the form of Receipt attached to the Deposit Agreement and the Deposit Agreement and subject to the requirements of any other documents, statements or certifications in connection therewith as the Company and the Depositary may, from time to time, agree.  In the event of issuance of Receipts in physical, certificated form evidencing Physical ADSs, such Receipts may evidence any number of American Depositary Shares.

10.

VALIDITY OF RECEIPT.

This Receipt will not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary; and if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.

11.

REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company has agreed that, so long as the Deposit Agreement remains in effect, it will either (i) furnish the Commission with certain public reports and documents required by the laws of Turkey or of any securities exchange on which any securities of the Company are listed or otherwise in accordance with Rule 12g3-2(b) under the Securities Exchange Act, and otherwise comply with the exemption provided by such Rule, or (ii) be subject to the periodic reporting and other requirements of the Securities Exchange Act, and in accordance therewith file reports and other information with the Commission.  If, at any time prior to termination of the Deposit Agreement, the Company is neither a reporting company under Section 13 or 15(d) of the Securities Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) of the Securities Exchange Act of 1934 (as determined by the Office of International Corporate Finance of the Commission), the Company (i) will immediately so notify the Depositary, and the Depositary will so notify the Owners in writing at the Company's expense and (ii) will provide upon request to any Owner or holder of Shares and to any prospective purchaser designated by such Owner or holder of Shares, copies of the information required to be delivered pursuant to Rule 144A(d)(4) to permit compliance with Rule 144A in connection with resales of Receipts and Shares.

The Company has authorized the Depositary to deliver such information furnished by the Company to the Depositary during any period in which the Company informs the Depositary it is subject to the information delivery requirements of Rule 144A(d)(4) to any such Owner, holder of Shares or prospective purchaser at the request of such person.

The Company currently furnishes the Commission with certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act of 1934.  Such reports and communications will be available for inspection and copying by holders and Owners at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C.  20549.

The Depositary will make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary or the Custodian or the nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary will also send to Owners copies of such reports when furnished by the Company pursuant to the Deposit Agreement.  Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company will be furnished in English to the extent, if any, such materials are required to be furnished in English pursuant to any regulations of the Commission.

The Depositary will keep books for the registration of Receipts and transfers of Receipts which at all reasonable times will be open for inspection by the Owners and the Company, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to the  Deposit Agreement, the Receipts, the Deposited Securities or the Articles.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the written request of the Company.

12.

DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary or the Custodian receives any cash dividend or other cash distribution by the Company on any Deposited Securities, subsequent to receipt thereof from the Company, the Depositary will if such cash is received in Foreign Currency, subject to the provisions of Section 4.05 of the Deposit Agreement and, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into Dollars distributable to the Owners of Receipts and the resulting Dollars (net of reasonable and customary expenses incurred by the Depositary in conversion of the Foreign Currency) transferred to the United States, convert or cause to be converted, as soon as possible, by sale or in any other manner that it may determine, such Foreign Currency into Dollars and will distribute, as soon as possible, the amount thus received (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively; provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Subject to the provisions of Sections 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04 of the Deposit Agreement, subsequent to receipt thereof from the Company, the Depositary will cause the securities or property received by it to be distributed to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any securities law requirements, any requirement that the Company or the Depositary withhold an amount on account of taxes or  other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or holders of Receipts) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement) will be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash, provided that any unsold balance of such securities or property may be distributed by the Depositary to the Owners entitled thereto in accordance with securities, laws and such equitable and practicable method as the Depositary shall have adopted.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may subsequent to receipt thereof from the Company, with the approval of the Company, and will if the Company shall so request, distribute as promptly as practicable to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute, as promptly as practicable, the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement.  If additional Receipts are not so distributed, each American Depositary Share will thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.  The Depositary may withhold any distribution of Receipts under the provisions of this paragraph subject to its satisfaction that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of the Act.

In the event the Company shall offer or cause to be offered to the Owners of any Deposited Securities any rights to subscribe for any additional Shares or any rights of any other nature, which the Depositary has determined are lawful and feasible to offer  to such Owners as set forth in Section 4.04 of the Deposit Agreement, and in the event the subscription price for such rights exercised  will be funded by a cash distribution in respect of such Deposited Securities, which distribution shall occur on or about the same time as the announcement of such rights offering or the expiration of the subscription period therefore, the Depositary may, at its discretion, postpone the collection of such distribution from the Company until the expiration of the subscription period for such rights.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary will distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively, and the Depositary will distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.  The Company or its agent, the Custodian or the Depositary, as appropriate will remit to appropriate governmental authorities and agencies in Turkey all such amounts, if any, required to be withheld and owing to such authorities and agencies by the Company, the Custodian or the Depositary.  The Depositary or its agent will remit to appropriate governmental authorities and agencies in the United States all amounts, if any, withheld and owing to such authorities and agencies by the Depositary.

The Depositary shall take such actions as are feasible and necessary to facilitate the collection of  distributions in respect of any Deposited Securities, including the delivery to an office of the Company in Turkey of any relevant coupon attached to the Deposited Securities to which such  distributions relate.

In the event the Company shall offer or cause to be offered to the Owners of any Deposited Securities any rights to subscribe for any additional Shares or any rights of any other nature, which the Depositary has determined are lawful and feasible to offer  to such Owners as set forth in Section 4.04 under the Deposit Agreement, and in the event the subscription price for such rights exercised will be funded by a cash distribution in respect of such Deposited Securities, which distribution shall occur on or about the same time as the announcement of such rights offering or the expiration of the subscription period therefore, the Depositary may, at its discretion, postpone the collection of such distribution from the Company until the expiration of the subscription period for such rights.

13.

RIGHTS.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, will have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available in Dollars to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary will allow the rights to lapse; provided, however, if at the time of the offering of any rights the Depositary determines in its discretion, after consultation with the Company, that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary, after consultation with the Company, may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.  If the Depositary determines in its discretion, after consultation with the Company, that it is not lawful and feasible to make such rights available to certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or Receipts or otherwise.  The Depositary will not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner or Owners in particular.

If an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.  Upon instruction pursuant to such warrants or other instruments to the Depositary from such Owner to exercise  such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary will, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company will cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and will, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver to such Owner Receipts.

If registration under the Securities Act of the securities to which any rights relate is required in order for the Company to offer such rights to Owners and sell the securities upon the exercise of such rights to Owners, the Depositary will not offer such rights to the Owners having an address in the United States unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Owners of such Receipts are exempt from registration under the provisions of such Act.

Notwithstanding any terms of the Deposit Agreement to the contrary, the Company will have no obligation to prepare and file a registration statement for any purpose.

14.

CONVERSION OF FOREIGN CURRENCY.

Subject to any restrictions imposed by the laws of Turkey, regulations or applicable permits issued by any governmental body in Turkey, if any, which is then performing the function of the regulation of currency exchange, whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or Deposited Securities or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars (net of reasonable and customary expenses incurred by the Depositary in conversion of the Foreign Currency) transferred to the United States, the Depositary will convert or cause to be converted, as promptly as practicable, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and such Dollars will be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments, as applicable, upon surrender thereof for cancellation in whole or in part depending upon the terms of such warrants or other instruments.  Such distribution will be made in proportion to the number of American Depositary Shares representing Deposited Securities evidenced by Receipts  held respectively by such Owners entitling them to such Dollars and may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and will be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary will file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any Foreign Currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to, or in its discretion may hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

15.

FIXING OF RECORD DATE.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or if the Depositary has the right to vote the Shares or other Deposited Securities represented by the American Depositary Shares, whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities or whenever the Depositary shall find it necessary, the Depositary will fix a record date, which date shall to the extent practicable, be the same record date fixed by the Company, (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the  sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) for fixing the date on or after which each American Depositary Share will represent the changed number of Shares.  Subject to the provisions of the Deposit Agreement, the Owners on such record date will be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds or sale thereof in proportion to the number of American Depositary Shares evidenced by Receipts held by them respectively and to give voting instructions, to exercise the rights of Owners hereunder with respect to such changed number of Shares and to act in respect of any other such matter.

16.

VOTING OF DEPOSITED SECURITIES.

OWNERS OF AMERICAN DEPOSITARY SHARES EVIDENCED BY RECEIPTS WILL NOT BE ENTITLED TO INSTRUCT THE DEPOSITARY AS TO THE EXERCISE OF VOTING RIGHTS ASSOCIATED WITH THE SHARES REPRESENTED BY THE RECEIPTS.  THE FOLLOWING PROVISIONS WILL APPLY ONLY IN THE EVENT A CHANGE OF TURKISH LAW PERMITS THE DEPOSITARY AND AMERICAN DEPOSITARY SHARE OWNERS TO EXERCISE SUCH VOTING RIGHTS WITHOUT REGISTRATION.  THE DEPOSITARY IS UNDER NO OBLIGATION TO EFFECT SUCH REGISTRATION.

At any time that the Depositary has the right to vote the Deposited Securities represented by the American Depositary Shares, the Depositary will comply with the following provisions.

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary will, if requested in writing as soon as practicable thereafter, mail to the Owners a notice, the form of which notice will be subject to the reasonable discretion of the Depositary, which will contain (a) such information as is contained in such notice of meeting received by the Depositary from the Company, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Turkish law and of the Articles of the Company and the provisions of the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares evidenced by such Owners' Receipts and (c) a statement as to the manner in which such instructions may be given.  Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary will endeavor, in so far as practicable and permitted under applicable laws and the provisions of the Articles of the Company and the provisions of the Deposited Securities, to vote or cause to be voted the amount of Shares or other Deposited Securities the right to receive which is represented by the American Depositary Shares evidenced by such Owner's Receipt in accordance with the nondiscretionary instructions.  The Depositary shall not,  and the Depositary shall ensure that each Custodian or any of its nominees shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities other than in accordance with such instructions from such Owner.

17.

CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, will be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares will thenceforth represent, in addition to existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, after consultation with the Company, and will, if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, and subject to the provisions of the Deposit Agreement, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

18.

LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company nor any of their directors, employees, agents or affiliates will incur any liability to any Owner or holder of any Receipt, if by reason of any provision of any present or future law or regulation of the United States, Turkey, or any other country, or of any governmental or regulatory authority or stock exchange, including NASDAQ, or by reason of any provision, present or future, of the Articles of the Company or the Deposited Securities, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, including any delay by the Depositary or the Custodian in paying the net proceeds of any dividend paid by the Company to the holders of Shares, which delay arises as a result of a delay in receiving such dividends from the Company or the Custodian and such delay occurs as a result of the method by which such dividends are paid by the Company to the holders of Shares,  the Depositary or the Company or any of their directors, employees, agents or affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or  the Deposited Securities it is provided shall be done or performed; nor will the Depositary or the Company or any of their respective directors, employees, agents or affiliates incur any liability to any Owner or holder of any Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or the Articles of the Company.  Where, by the terms of a distribution pursuant to Sections 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, because of applicable law or for any other reason such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary will not make such distribution or offering, and will allow any rights, if applicable, to lapse.

The Company and the Depositary have assumed no obligation nor will they be subject to any liability under the Deposit Agreement to Owners or holders of Receipts or Beneficial Owners of Receipts, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence and to act in good faith in the performance of their duties.  The Depositary will not be subject to any liability with respect to the validity or worth of the Deposited Securities.  Neither the Depositary nor the Company will be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian will not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  Neither the Depositary nor the Company will be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any governmental authority, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary will not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence and in good faith while it acted as Depositary.  The Depositary will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or non-action is in good faith.

The Company has agreed to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of any registration statement filed with the Commission with respect to the Receipts, American Depositary Shares or deposited securities or the offer or sale thereof in the United States or out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of any of them and except to the extent that such liability or expense arises out of information relating to the Depositary or the Custodian, as applicable, furnished in writing to the Company by the Depositary or the Custodian, as applicable, expressly for use in any proxy statement relating to the Receipts, Rule 144A American Depositary Shares, or the Shares represented thereby, or omissions from such information, or (ii) by the Company or any of its directors, employees, agents and affiliates. No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which may arise out of any Pre-Release but only to the extent that such liability or expense arises in connection with (i) any claims arising under the U.S. Federal or any state income tax laws, or (ii) any claim arising in connection with the failure of the Depositary to deliver Deposited Securities in accordance with Section 2.05 of the Deposit Agreement.  In addition, for the avoidance of doubt, it is understood that the first sentence of this paragraph shall not apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus, offering circular or placement memorandum or, preliminary prospectus, preliminary offering circular or preliminary placement memorandum relating to the offer of sale of American Depositary Shares, except to the extent arising out of breach by the Depositary of Section 2.09 of the Deposit Agreement or to the extent any such liability or expense arises out of information relating to the Depositary or any Custodian, as applicable, furnished in writing to the Company by the Depositary or any Custodian, as applicable, and not materially changed or altered by the Company expressly for use in proxy information in any of the foregoing documents, or, if such information is furnished, such information omits to state a material fact necessary in order to make the information so furnished not misleading.

The Depositary has agreed to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense (including but not limited to the fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary  or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

19.

RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  In case at any time the Depositary shall resign or be removed, the Company will use reasonable efforts to appoint a successor depositary, which will be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary will execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment under the Deposit Agreement, and thereupon such successor depositary, without any further act or deed, will become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company, will execute and deliver an instrument transferring to such successor all rights and powers of such predecessor under the Deposit Agreement, such predecessor will duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and will deliver to such successor a list of the Owners of all outstanding Receipts, together with copies of such records in relation to the Receipts as the Company may reasonably request.  Any such successor depositary will promptly mail notice of its appointment within 30 days to the Owners. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint a substitute or additional custodian or custodians, approved by the Company (such approval not to be unreasonably withheld).

20.

AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Owners will, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner at the time any amendment so becomes effective will be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event will any amendment, at or after the Effective Time, impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

Each Owner or holder of a Receipt agrees and acknowledges that, at or after the Effective Time, it is anticipated that American Depositary Shares may be converted into unrestricted American Depositary Shares or exchanged for American Depositary Shares registered pursuant to a registration statement under the Securities on Form F-6, either automatically or upon such terms and conditions and in such manner as the Company and the Depositary may agree.  Each Owner or holder of a Receipt agrees to and agrees to be immediately bound by any amendment to this Deposit Agreement agreed to by the Depositary and the Company for the purposes of filing a registration statement under the Securities Act with the Commission.   Each Owner or other holder of a Receipt acknowledges that there can be no assurance that such a registration statement will be filed, or if filed, will be declared effective under the Securities Act by the Commission, nor can there be any assurance as to the timing of the filing of any such registration statement or the timing of the effectiveness thereof under the Securities Act.

21.

TERMINATION OF DEPOSIT AGREEMENT.

The Depositary will at any time at the direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement, such termination to become effective by the Depositary mailing notice of such termination to Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for termination.  On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of  the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of Receipts, will suspend the distribution of dividends to the Owners thereof, and will not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary will in accordance with the provisions of the Deposit Agreement continue to collect dividends and other distributions pertaining to Deposited Securities, will sell property and rights as provided in the Deposit Agreement, and will continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of two years from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary will be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the applicable fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except for its obligations to the Company under Section 5.08 of the Deposit Agreement.  Upon the termination of the Deposit Agreement, the Company will be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 of the Deposit Agreement.

22.

DISCLOSURE OF INTERESTS.

(a)

The Company may from time to time request Owners to provide information as to the capacity in which such Owners own or owned Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters.  Each Owner agrees to provide any information requested by the Company or the Depositary  pursuant to this Article 22.  The Depositary has agreed to comply with reasonable written instructions received from the Company requesting that the Depositary forward any such requests to the Owners and to forward to the Company any such responses to such requests received by the Depositary.

(b)

To the extent that provisions of or governing any Deposited Securities, the Articles or applicable law may require the disclosure of beneficial or other ownership of Deposited Securities and other securities to the Company and provide for blocking of Owners' transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use efforts which are reasonable and practicable in order to comply with Company instructions as to Receipts in respect of any such enforcement of limitation.  Owners shall comply with all such disclosure requirements and shall cooperate with the Depositary's compliance with such instructions and by their holding of Receipts are deemed to consent to any such limitation or blocking of rights.